Exhibit 99.1

           The Middleton Doll Company Issues Correction to
                      News Release Dated June 3

    PEWAUKEE, Wis.--(BUSINESS WIRE)--June 4, 2004--The Middleton Doll Company (Nasdaq:DOLL) today corrected its news release of June 3, 2004 related to its relationship with Saks Incorporated.
    Lee Middleton Original Dolls has entered into a business relationship with Saks Incorporated to supply merchandise and in-store fixturing as a vendor following conventional industry practices. This relationship does not represent a legal partnership between the two companies in any manner. This message is intended to clarify the reference made previously on June 3, 2004 to the "partnering" of the two companies.
    Lee Middleton Original Dolls and Saks are excited about the prospects of the Newborn Nursery product line to be carried in Saks Department Store Group locations this year.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com

    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300